EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4/A (No. 333-60991) of AKI Holding Corp. of our report dated January 25, 2002 relating to the financial statements of Color Prelude, which appears in this Form 8-K/A.





PricewaterhouseCoopers LLP


Knoxville, Tennessee
March 1, 2002